UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2013

COLONIAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

COLONIAL REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203

(Address of principal executive offices) (Zip Code)

(205) 250-8700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Treatment of Certain Unvested Options

As previously disclosed, on June 3, 2013, Colonial Properties Trust, an Alabama real estate investment trust (the “Trust”), Colonial Realty Limited Partnership, a Delaware limited partnership (the “Colonial LP”; and together with the Trust, the “Company”), Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAA”), Mid-America Apartments, L.P., a Tennessee limited partnership (the “MAA Operating Partnership”), and Martha Merger Sub, L.P., a Delaware limited partnership and indirect wholly-owned subsidiary of MAA Operating Partnership (“OP Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of the Trust with and into MAA (the “Parent Merger”), with MAA continuing as the surviving corporation, and the merger of Colonial LP with and into OP Merger Sub (the “Partnership Merger” and together with the Parent Merger, the “Mergers”), with Colonial LP continuing as the surviving entity and an indirect wholly-owned subsidiary of MAA Operating Partnership after the Mergers.

In connection with the proposed Mergers, on July 8, 2013, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Trustees of the Trust approved the following revision to the treatment of the outstanding unvested portion of options granted under the Trust’s 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”), in connection with the Mergers:

If an eligible employee’s employment is terminated by the Trust upon the consummation of the Parent Merger (the “Closing”), the unvested portion of all outstanding options granted under the 2008 Plan that are held by such eligible employee will accelerate and become immediately exercisable in full, effective upon the Closing, and remain exercisable for a 90-day period following the Closing (or until expiration of the term of the option, if earlier). Any such acceleration is conditioned upon the consummation of the Parent Merger, the termination of the eligible employee’s employment upon the Closing, and the continuous employment of the eligible employee with the Trust through the Closing.

For a description of the treatment of outstanding options granted under the 2008 Plan in connection with the Mergers, other than the outstanding unvested portion of options described in the foregoing paragraph, please refer to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2013.

* * *

Additional Information About This Transaction:

In connection with the proposed transaction, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and the Trust that also constitutes a prospectus of MAA. MAA and the Trust also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and the Trust with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by contacting MAA Investor Relations at 901-682-6600. Copies of the documents filed by the Trust with the SEC will be available free of charge on the Trust’s website at www.colonialprop.com or by contacting the Trust’s Investor Relations at 205-250-8700.

MAA and the Trust and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on March 22, 2013. You can find information about the Trust’s executive officers and directors in the Trust’s definitive proxy statement filed with the SEC on March 13, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA or the Trust using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of the Trust and Colonial LP to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to the Trust only, Colonial LP only or both Trust and Colonial LP, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

July 11, 2013	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer and Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

July 11, 2013	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer and Secretary